Exhibit 99.3

ABC Services, Inc.

Consolidated Financial Statements

September 30, 2016

ABC Services, Inc.

Table of Contents

Page

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income and Shareholders' Equity	3

Consolidated Statements of Cash Flows	4

Notes to Consolidated Financial Statements	5-10

ABC Services, Inc.

Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash	$69,562	$53,428
Accounts receivable, net of allowance for doubtful accounts	518,222	313,054
Accounts receivable from related parties	10,348	36,188
Other current assets	2,340	-
Due from shareholders	18,000	18,000

Total current assets	618,472	420,670

Property and equipment, net	19,784	16,196

Total assets	$638,256	$436,866

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$361,987	$372,613
Amount due to related party	24,316	-
Deferred revenue	278,274	197,047
Loan payable - shareholder	-	53,821

Total current liabilities	664,577	623,481

Shareholders' equity (deficit):
Common stock, 1,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Retained earnings (deficit) - ABC Services, Inc.	(23,585)	(178,990)

Total shareholders' equity (deficit) - ABC Services, Inc.	(22,585)	(177,990)

Non-controlling interest	(3,736)	(8,625)

Total shareholders' equity (deficit)	(26,321)	(186,615)

Total liabilities and shareholders' equity (deficit)	$638,256	$436,866

See accompanying notes to financial statements and accountant's report.	2

ABC Services, Inc.
Consolidated Statement of Income and Shareholders' Equity (Unaudited)
Nine Months Ended September 30, 2016 and 2015

	2016	2015

Net sales	$2,792,116	$2,325,148
Cost of sales	2,112,816	2,138,376

Gross profit	679,300	186,772

Operating expenses:
Selling	494,548	381,870
General and administrative	66,540	88,670

Total operating expenses	561,088	470,540

Income (loss) before other income	118,212	(283,768)

Other income:
Commissions	24,832	61,425
Other income	27,250	28,000

Total other income	52,082	89,425

Net income (loss)	$170,294	$(194,343)

Net income (loss) attributable to non-controlling interest	4,889	5,221

Net income (loss) attributable to controlling interest	$165,405	$(199,564)

Net income (loss) above	$170,294	$(194,343)

Shareholders' deficit, beginning of year	(186,615)	(81,854)

Distributions to shareholders	(10,000)	(35,000)

Shareholders' equity (deficit), end of period	$(26,321)	$(311,197)

See accompanying notes to financial statements and accountant's report.	3

ABC Services, Inc.

Consolidated Statements of Cash Flows (Unaudited)
Nine Months Ended September 30, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net income (loss)	$170,294	$(194,343)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,509	6,400
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(205,168)	89,445
Change in due to/from related party	50,156	57,896
Increase in other current assets	(2,340)	(31,285)
(Decrease) increase in accounts payable and accrued expenses	(10,626)	220,448
Increase (decrease) in deferred revenue	81,227	(62,332)

Net cash provided by operating activities	89,052	86,229

Cash flows from investing activities:
Payments for purchases of property and equipment	(9,097)	-

Net cash used in investing activities	(9,097)	-

Cash flows from financing activities:
(Repayments) borrowings on shareholder loan	(53,821)	952
Distributions to shareholders	(10,000)	(35,000)

Net cash used in financing activities	(63,821)	(34,048)

Net increase in cash	16,134	52,181
Cash, beginning of year	53,428	74,344

Cash, end of period	$69,562	$126,525

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to financial statements and accountant's report.	4

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 1 - Nature of Operations

Formed under the laws of the state of New York in 1994, ABC Services Inc. (“ABC”) is a leading server and network solutions provider empowering their customers with innovative business technology, and helping them to prosper and surpass their competition with the ability and resources to meet all their IT systems integration needs, quickly and cost effectively. ABC’s services fall in three main categories: IBM Power Systems Services, Cloud Services and Data Center Design. During 2015 and 2016, ABC’s operations were primarily in the New York City metropolitan area.

Note 2 - Summary Of Significant Accounting Policies

Consolidation of Variable Interest Entity:

In 2013, Secure Infrastructure and Services, LLC (“SIAS”), an entity with a similar nature of operations as ABC was formed under the laws of the state of New York. ABC has a 50% member interest in SIAS, is controlled by ABC management and has common ownership interests. As such, SIAS is a variable interest entity as defined by accounting principles generally accepted in the United States (“GAAP”) pertaining to “Consolidation of Variable Interest Entities” and has been consolidated into the financial statements of ABC from the date of their formation pursuant to GAAP.

The consolidated financial statements are those, substantially, of a single economic organization, however, they are not of a single legal entity; nevertheless, the consolidated financial statements are referred to as those of the “Company”. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

The Company, as required by GAAP, identifies and segregates in the consolidated financial statements the balances and amounts included in shareholders’ equity and in net income attributable to the non-controlling interests of the Company, which is the interest in the variable interest entity, SIAS. The account attributable to SIAS is identified as “non-controlling interest" in equity.

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's more significant estimates relate to reserves for uncollected receivables. Actual results could differ from those estimates.

Accounts Receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past due accounts or require collateral. At September 30, 2016 and December 31, 2015, the Company determined the allowance for doubtful accounts was $0 and $7,560, respectively.

See accountant's report.	5

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 2 - Summary Of Significant Accounting Policies (continued)

Property and Equipment and Depreciation:

Equipment is stated at cost except for equipment acquired under capital lease obligations, which is stated at the lesser of the present value of the minimum lease payments over the lease term or the fair market value of the asset at lease inception. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Revenue and Cost Recognition:

The Company recognizes revenue from product sales at the point of sale, net of sales taxes. Discounts provided to customers at the point of sale are recognized as a reduction in sales as the products are sold.

Subscription revenue is recognized ratably over the term of the subscription. Payments received in advance of providing services are recorded as deferred revenue and amortized to revenue over the term of the agreement.

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Cost of sales includes cost of merchandise sold or third-party service contracts sold during the period, shipping and handling costs, and sales taxes. Additionally, the cost of merchandise sold or third-party contracts sold during the period are recorded net of any discounts and allowances.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Shipping and Handling Costs:

Freight billed to customers is considered sales revenue and the related freight costs as a cost of sales.

Fair Value of Financial Instruments:

The carrying value of the Company's financial instruments, consisting principally of cash, receivables, accounts payable, deferred revenue, and loan payable, shareholders approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities. The carrying amount of the line of credit borrowings approximates fair value because their interest rates approximate market interest rates.

Income Taxes:

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the Consolidated Financial Statements.

See accountant's report.	6

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 2 - Summary Of Significant Accounting Policies (continued)

Income Taxes:

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely- than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s Consolidated Financial Statements.

The Company files tax returns in the U.S. federal jurisdictions and New York State and has no open tax years for 2013 and prior.

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the nine months ended September 30, 2016 and 2015 was approximately $128,000 and $79,000, respectively.

Note 3 - Significant Concentrations of Credit Risk

Cash maintained at commercial banks is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 in total. From time to time over the course of the years cash balances may exceed the limit, however, at September 30, 2016 and December 31, 2015, cash balances did not exceed federally insured limits.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at September 30, 2016, two customers represented 11% and 10% of accounts receivable.

Note 4 - Major Customers

During the nine months ended September 30, 2016, two customers represented 18% and 10% of sales, respectively. The accounts receivable at September 30, 2016 of these customers was 11% and 6%, respectively.

During the nine months ended September 30, 2015, one customer represented 12% of sales.

Note 5 – Balance Due from Shareholders

At September 30, 2016 and December 31, 2015, the balance due from shareholders amounted to $18,000. There are no formal terms and no interest charged.

See accountant's report.	7

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 6 - Property and Equipment

At September 30, 2016 and December 31, 2015, equipment was comprised of the following:

	2016	2015
Machinery and equipment (5 to 7 years)	$51,763	$42,667
Less: accumulated depreciation	(31,979)	(26,471)
	$19,784	$16,196

Depreciation expense for the nine months ended September 30, 2016 and 2015 was $5,509 and $6,400.

 Note 7 - Related Party Transactions

The Company, in the regular course of business, rents equipment from Systems Trading, Inc. (“STI”), an affiliate related by common ownership on a month to month basis. For the nine months ended September 30, 2016 and 2015, rents paid to STI approximated $569,000 and $497,000, respectively.

The Company, in the regular course of business, purchases merchandise for resale from, ABC Services II, Inc. (“ABC2”), an affiliate related by common ownership and management. For the nine months ended September 30, 2016 and 2015, purchases from ABC2 approximated $315,000 and $241,000, respectively. At September 30, 2016, the balance of accounts payable due to ABC2 approximated $24,000.

Note 8 - Reconciliation of Balance of Non-Controlling Interest in Equity

The components of the change in the balance of the non-controlling interest in equity at September 30, 2016, is as follows:

Balance at January 1	$(8,625)
Net income	4,889

Balance at December 31	$(3,736)

See accountant's report.	8

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 9 - Consolidated Variable Interest Entity (See Note 2)

Summarized financial information for SIAS, the variable interest entity included in the consolidated financial statements at September 30, 2016, and for the nine months then ended, is as follows:

Assets	$364,272
Liabilities	$367,074

	2016	2015
Income	$1,293,003	$1,193,794
Cost of sales	$992,284	$902,559
Expense	$347,122	$314,343
Other income	$35,750	$28,000

All intercompany transactions and balances have been eliminated.

The carrying amounts and classification of the assets and liabilities of the variable interest entity included in the consolidated financial statements at September 30, 2016 are as follows:

Cash and cash equivalents	$15,717
Accounts receivable (including related parties)	326,431
Other current assets	2,340
Property and equipment, net	19,784
Total Assets	$364,272
Accounts payable and accrued expenses	$88,800
Deferred revenue	278,274
Total Liabilities	$367,074

Note 10 - Lease

Effective June 1, 2011, a entity affiliated by common ownership and management to the Company entered into an eight year operating lease for office space in Melville, NY. The affiliated entity shares the leased office space with the Company and is charged 50% of all occupancy charges incurred. The future minimum payments on the lease, net of charges to affiliated company, for each of the next four years and in the aggregate amount to the following:

December 31, 2016 (remainder of year)	$12,207
2017	49,683
2018	51,174
2019	21,584
$134,648

Rent expense for the nine months ended September 30, 2016 and 2015 was $38,693 and $34,979, respectively.

See accountant's report.	9

ABC Services, Inc.

Notes to Consolidated Financial Statements

September 30, 2016

Note 11 - Subsequent Events

Date of Management's Review:

The Company's management has evaluated subsequent events for the period from September 30, 2016, the date of these Consolidated Financial Statements, through January 24, 2017, which represents the date these Consolidated Financial Statements were available to be issued.

Sale of Business:

On October 26, 2016, the shareholders of the Company entered into an Asset Purchase Agreement with Data Storage Corporation Inc. (“DSCI”), a Delaware Corporation, whereby DSCI agreed to purchase substantially all assets of the Company in exchange for shares of stock in DSCI.

See accountant's report.	10